EXECUTION COPY

AMBAC ASSURANCE CORPORATION,

as Insurer

KEY BANK USA, NATIONAL ASSOCIATION,

as Master Servicer, Seller and Administrator

KEYCORP STUDENT LOAN TRUST 2002-A,

as Issuer

KEY CONSUMER RECEIVABLES LLC,

as Depositor

BANK ONE, NATIONAL ASSOCIATION,

as Eligible Lender Trustee

and

JPMORGAN CHASE BANK,

as Indenture Trustee

INSURANCE AGREEMENT

$688,000,000

KeyCorp Student Loan Trust 2002-A

Floating Rate Asset-Backed Notes

Class II-A-1 and II-A-2

Dated as of September 13, 2002

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 2.01.   Representation and Warranties of the Administrator, the Depositor,

the Issuer, the Master Servicer and the Seller

6

SECTION 2.02.   Affirmative Covenants of the Administrator, the Depositor, the

Issuer, the Master Servicer and the Seller

11

SECTION 2.03.   Negative Covenants of the Administrator, the Depositor, the

Issuer, the Master Servicer and the Seller

15

SECTION 2.04.   Representations, Warranties and Covenants of Eligible Lender

Trustee

16

SECTION 2.05.   Representations, Warranties and Covenants of Indenture Trustee

18

ARTICLE III

THE POLICY; REIMBURSEMENT

SECTION 3.01.   Issuance of the Policy

20

SECTION 3.02.  Payment of Fees and Premium

22

SECTION 3.03.   Reimbursement and Additional Payment Obligation

23

SECTION 3.04.   Indemnification; Limitation of Liability

24

SECTION 3.05.   Payment Procedure

27

ARTICLE IV

FURTHER AGREEMENTS

SECTION 4.01.   Effective Date; Term of the Insurance Agreement

28

SECTION 4.02.   Further Assurances and Corrective Instruments

28

SECTION 4.03.   Obligations Absolute

29

SECTION 4.04.   Assignments; Reinsurance; Third-party Rights

30

SECTION 4.05.   Liability of the Insurer

32

SECTION 4.06.   Parties Will Not Institute Insolvency Proceedings

32

SECTION 4.07.   Administrator, Depositor, Eligible Lender Trustee, Indenture

Trustee, Issuer, Master Servicer and Seller To Join in Enforcement

Action

32

SECTION 4.08.   Subrogation

33

ARTICLE V

DEFAULTS; REMEDIES

SECTION 5.01.   Defaults

33

SECTION 5.02.   Remedies; No Remedy Exclusive

34

SECTION 5.03.   Waivers

35

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.   Amendments, Etc

35

SECTION 6.02.   Notices

36

SECTION 6.03.   Severability

37

SECTION 6.04.   Governing Law

38

SECTION 6.05.   Consent to Jurisdiction

38

SECTION 6.06.   Consent of the Insurer

38

SECTION 6.07.   Counterparts

39

SECTION 6.08.   Headings

39

SECTION 6.09.   Trial by Jury Waived

39

SECTION 6.10.   Limited Liability

39

SECTION 6.11.   Entire Agreement

39

INSURANCE AGREEMENT

THIS INSURANCE AGREEMENT (this "Insurance Agreement") dated as of September 13, 2002 by and among KEY BANK USA, NATIONAL ASSOCIATION ("KeyBank"), in its capacity as the Seller (together with its permitted successors and assigns, the "Seller"), KEY BANK, in its capacity as Master Servicer (together with its permitted successors and assigns, the "Master Servicer"), KEY BANK, in its capacity as Administrator (together with its permitted successors and assigns, the "Administrator"), KEY CONSUMER RECEIVABLES LLC, as the Depositor (together with its permitted successors and assigns, the "Depositor"), KEYCORP STUDENT LOAN TRUST 2002-A, as Issuer (the "Issuer"), AMBAC ASSURANCE CORPORATION, in its capacity as Insurer (the "Insurer"), BANK ONE, NATIONAL ASSOCIATION, in its capacity as Eligible Lender Trustee (the "Eligible Lender Trustee"), and JPMORGAN CHASE BANK, in its capacity as Indenture Trustee (the "Indenture Trustee").

WHEREAS, the Indenture dated as of September 1, 2002 (the "Indenture"), between the Issuer and the Indenture Trustee relating to the $688,000,000 KeyCorp Student Loan Trust 2002-A, Floating Rate Asset Backed Notes, Class II-A-1 and II-A-2 (the "Securities"), provides for, among other things, the issuance of student loan asset-backed notes, and the Insurer will issue its note guaranty insurance policy (the "Policy") that guarantees certain payments due from the Issuer on the Securities; and

WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Indenture, and the details of such premium are set forth herein; and

WHEREAS, the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller have undertaken certain obligations in consideration for the Insurer's issuance of the Policy;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Terms defined in this Insurance Agreement shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate.  Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Insurance Agreement shall have the meanings assigned to them in the Indenture or the Sale and Servicing Agreement.  All words used herein shall be construed to be of such gender or number as the circumstances require.  This “Insurance Agreement" shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified.  The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "herein below," and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

"Administration Agreement" means the Administration Agreement dated as of September 1, 2002 among the Administrator, the Indenture Trustee and the Issuer.

"Assigned Agreements" shall have the meaning assigned to such term in the Indenture.

"Business Day" means any day other than (i) a Saturday or a Sunday (ii) a day on which the Insurer is closed or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

"Cap Agreement" shall have the meaning assigned to such term in the Indenture.

"Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time

"Commission" means the Securities and Exchange Commission.

"Coordination Agreements" shall have the meaning assigned to such term in the Indenture.

"Date of Issuance" means the date on which the Policy is issued as specified therein.

"Default" means any event that results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

"Delaware Trustee" means Bank One Delaware, Inc., as Delaware trustee under the Trust Agreement, and any successor to the Delaware Trustee under the Trust Agreement.

"Eligible Lender Trustee" means Bank One, National Association, a national banking association, as eligible lender trustee under the Trust Agreement, and any successor to the Eligible Lender Trustee under the Trust Agreement.

"Event of Default" means any event of default specified in Section 5.01 hereof.

"Financial Statements" means, with respect to the Master Servicer and the Seller, the quarterly call reports filed by them with the OCC.

"Fitch" means Fitch Ratings, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

"Guarantee Agreements" shall have the meaning assigned to such term in the Indenture.

"Indemnification Agreement" means the Indemnification Agreement dated as of September 13, 2002 between the Insurer, the Seller, and the Underwriters, as the same may be amended or supplemented from time to time in accordance with the terms thereof and of this Insurance Agreement.

"Indenture" means the Indenture dated as of September 1, 2002 between the Issuer and the Indenture Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof and of this Insurance Agreement.

"Indenture Trustee" means JPMorgan Chase Bank, a New York banking corporation, as indenture trustee under the Indenture, and any successor to the Indenture Trustee under the Indenture.

"Interest Rate Swap" shall have the meaning assigned to such term in the Indenture.

"Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

"Late Payment Rate" means, for any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

"Liabilities" shall have the meaning ascribed to such term in Section 3.04(a) hereof.

"Losses" means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Securities Act) of any of the foregoing, and (b) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

"KBUSA Student Loan Transfer Agreement" means the KBUSA Student Loan Transfer Agreement dated as of September 1, 2002 between the Seller, as seller, the Depositor, as purchaser and Bank One, National Association, as eligible lender trustee for the Depositor.

"Material Adverse Change" means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

"Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

"Obligor" means the original obligor or obligors under each Student Loan, and any Person who owes payments in respect of such Student Loan, including any guarantor of such obligor and their respective successors.

"OCC" means the Office of the Comptroller of the Currency.

"Offering Document" means the Prospectus dated August 31, 2001 and the Prospectus Supplement thereto dated September 13, 2002, of the Depositor in respect of the Securities (and any amendment or supplement thereto, provided that such amendment or supplement has been made in accordance with the terms of this Insurance Agreement) and any other offering document in respect of the Securities prepared by the Depositor, the Issuer, the Master Servicer or the Seller that makes reference to the Policy or the Insurer.

"Opinion Facts and Assumptions" means the facts and assumptions contained in the FDIA opinion and the insolvency opinions each dated September 24, 2002 by Thompson Hine LLP insofar as they relate to QSPE, the Depositor and the Seller.

"Owners" means registered holders of Securities.

"Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

"Premium" means the premium payable in accordance with Section 3.02 hereof.

"Premium Letter" means the premium letter from the Issuer and the Seller to the Insurer dated September 24, 2002.

"Premium Percentage" shall mean the per annum premium rate set forth in the Premium Letter.

"QSPE" means Key Consumer QSPE LLC.

"QSPE Student Loan Transfer Agreement" means the QSPE Student Loan Transfer Agreement dated as of September 1, 2002 between QSPE, as seller, the Depositor, as purchaser, Bank One, National Association, as eligible lender trustee for QSPE, and Bank One, National Association, as eligible lender trustee for the Depositor.

"Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of September 1, 2002 by and among the Issuer, the Seller, the Master Servicer, the Eligible Lender Trustee, the Depositor and the Administrator.

"Securities" means the $688,000,000 KeyCorp Student Loan Trust 2002-A, Floating Rate Asset Backed Notes, Class II-A-1 and II-A-2 .

"Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

"Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“S&P” means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

"Student Loans" shall have the meaning assigned to the term "Financed Student Loan" in the Indenture.

"Student Loan Transfer Agreements" means the KBUSA Student Loan Transfer Agreement and the QSPE Student Loan Transfer Agreement.

"Sub-Servicer" means, collectively, Pennsylvania Higher Education Assistance Agency and the Great Lakes Educational Loan Services, Inc. and any substitute or additional sub-servicers appointed pursuant to the terms of the Sale and Servicing Agreement and this Insurance Agreement.

"Sub-Servicing Agreements" means, collectively, the Sub-Servicing Agreements dated as of September 1, 2002 between the Master Servicer and Pennsylvania Higher Education Assistance Agency, as Sub-Servicer, as the same may be amended or supplemented from time to time in accordance with the terms thereof and in accordance with the terms of this Insurance Agreement, the Sub-Servicing Agreement dated as of September 1, 2002 between the Master Servicer and Great Lakes Educational Loan Services, Inc., as Sub-Servicer, as the same may be amended or supplemented from time to time in accordance with the terms thereof and in accordance with the terms of this Insurance Agreement, and any substitute or additional sub-servicing agreements entered into by the Master Servicer pursuant to the terms of the Sale and Servicing Agreement and in accordance with this Insurance Agreement.

"Term of the Insurance Agreement" shall be determined as provided in Section 4.01 hereof.

"Transaction" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

"Transaction Documents" means this Insurance Agreement, the Premium Letter, the Student Loan Transfer Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Offering Document, the Securities, the Indemnification Agreement, the Sub-Servicing Agreements, the Underwriting Agreement, the Coordination Agreements, the Assigned Agreements, the Guarantee Agreements, the Cap Agreement, the Interest Rate Swap and the Administration Agreement.

"Trust Agreement" means the Trust Agreement among the Depositor, the Delaware Trustee and the Eligible Lender Trustee dated as of July 31, 2002, as amended and restated by the Amended and Restated Trust Agreement dated as of September 1, 2002 (as further amended and supplemented from time to time in accordance with its terms and the terms of this Insurance Agreement).

"Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

"Underwriters" means Deutsche Bank Securities and McDonald Investments Inc.

"Underwriting Agreement" means the Note Underwriting Agreement between the Underwriters and the Seller with respect to the offer and sale of the Securities, as the same may be amended from time to time in accordance with the terms thereof and this Insurance Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 2.01.  Representation and Warranties of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

(a)  Due Organization and Qualification. The Administrator, the Master Servicer and the Seller are each a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Issuer is a Delaware business trust, duly organized, validly existing and in good standing under the laws of Delaware. The Depositor is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b)  Power and Authority. Each of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller  has all necessary power and authority corporate or otherwise to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

(c)  Due Authorization. The execution, delivery and performance of the Transaction Documents by the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller have been duly authorized by all necessary action, corporate or otherwise, and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Administrator's, the Depositor's, the Issuer's, the Master Servicer's or the Seller's stockholders or members, as applicable, which have not previously been obtained or given.

(d)  Noncontravention. None of the execution and delivery of the Transaction Documents by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

(i)  conflicts with or results in any breach or violation of any provision of the articles of association or other organizational documents of the Administrator, the Depositor, the Master Servicer, or the Seller or any provision of the Trust Agreement or the Issuer's Certificate of Trust or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller;

(ii)  constitutes a default by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, the is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, is or may be bound or affected, which default or breach would reasonably be expected to result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller; or

(iii)  results in or requires the creation of any lien upon or in respect of any assets of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, except as contemplated by the Transaction Documents.

(e)  Legal Proceedings. To the Administrator's, the Depositor's, the Issuer's, the Master Servicer's or the Seller's knowledge after reasonable inquiry, there is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Administrator, the Depositor, the Issuer, the Master Servicer, the Seller or any of its or their subsidiaries, or any properties or rights of the Administrator, the Depositor, the Issuer, the Master Servicer, the Seller or any of its or their subsidiaries, pending or threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller.

(f)  Valid and Binding Obligations. The Securities, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Securities), when executed and delivered by the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller, will constitute the legal, valid and binding obligations of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, as applicable.

(g)  Financial Statements. The Financial Statements of the Seller and the Master Servicer, copies of which have been furnished to the Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Seller and the Master Servicer as of the dates and for the periods indicated and (iii) have been prepared in accordance with the requirements for call reports filed with the OCC. Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Master Servicer or the Seller. Except as disclosed in the Financial Statements, the Master Servicer and the Seller are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Master Servicer or the Seller.

(h)  Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller. None of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller are in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, as the case may be, to perform its respective obligations under the Transaction Documents.

(i)  Taxes. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller and the Administrator's, the Depositor's, the Issuer's, the Master Servicer's and the Seller's parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller.

(j)  Accuracy of Information. Neither the Transaction Documents nor other information relating to the Student Loans, the operations of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller (including servicing or origination of loans) or the financial condition of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Insurer by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller contains any statement of a material fact by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller which was untrue or misleading in any material adverse respect when made.  None of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller that would render any of the Documents untrue or misleading in any material respect.

(k)  Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading "THE GROUP II NOTES GUARANTY INSURANCE POLICY AND THE SECURITIES INSURER" or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Securities has been or will be in violation of the Securities Act or any other federal or state securities laws. The Issuer is not required to be registered as an "investment company" under the Investment Company Act.

(l)  Transaction Documents. Each of the representations and warranties of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller contained in the Transaction Documents is true and correct in all material respects (provided however, that the foregoing materiality qualifier shall not be applicable if the specific representation or warranty in the respective Transaction Document is already qualified as to materiality) and the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(m)  Solvency; Fraudulent Conveyance. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. None of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller or any of their assets. The amount of consideration being received by the Seller upon the sale of the Securities to the Underwriters constitutes reasonably equivalent value and fair consideration for the interest in the Student Loans evidenced by the Securities. The Seller is not transferring the Student Loans to the Issuer, and the Issuer is not selling the Securities to any Underwriters, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Issuer's or the Seller's creditors.

(n)  Location.  The location within the meaning of §9-307 of the Uniform Commercial Code of the State of New York (the “Location”) of the Administrator is Ohio, the Location of the Depositor is Delaware, the Location of the Issuer is Delaware, the Location of the Master Servicer is Ohio and the Location of Key Bank as the Seller is Ohio.

(o)  Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Seller are true and correct as of the Date of Issuance.

SECTION 2.02.  Affirmative Covenants of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)  Compliance With Agreements and Applicable Laws. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. None of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent to such amendment or modification; provided however, that the consent of the Insurer shall not be required for any amendment or modification affecting the Group I Student Loans or the Group I Notes if such amendment or modification does not affect the Group II Student Loans or the Group II Notes or the Securities Insurer as evidenced by an Opinion of Counsel (who shall not be an employee of KBUSA or any of its Affiliates) stating that such amendment or modification does not affect the Group II Noteholders or the Securities Insurer, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes (without regard to the Group II Notes Guaranty Insurance Policy).

(b)  Corporate Existence. Subject to Sections 6.06 and 7.03 of the Sale and Servicing Agreement and Section 4.05 of the KBUSA Student Loan Transfer Agreement, as applicable, the Administrator, its successors and assigns, the Depositor, its successors and assigns, the Master Servicer, its successors and assigns, and the Seller, its successors and assigns, shall maintain their corporate or other existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of incorporation or formation and duly qualified and duly authorized (as described in section 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its articles of association or other organizational documents. The Issuer, and its successors and assigns, shall maintain its existence as a Delaware business trust and shall at all times continue to be duly organized under the laws of its jurisdiction and duly qualified and duly authorized and shall conduct its business in accordance with the terms of its organizational documents.

(c)  Financial Statements; Accountants' Reports; Other Information. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Master Servicer and the Seller shall furnish or cause to be furnished to the Insurer:

(i)  Quarterly Financial Statements. As soon as available, the Financial Statements of the Master Servicer and Seller.

(ii)  Other Information.  Promptly upon delivery thereof, copies of all schedules, financial information or other similar reports, and all officer's certificates and compliance certificates and Servicer Reports, delivered by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller pursuant to the terms of the Sale and Servicing Agreement or the Indenture and, promptly upon request, such other data as the Insurer may reasonably request.

The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller pursuant to this Section 2.02(c) to the extent provided in Section 2.02(e) hereof.

(d)  Compliance Certificate. The Administrator and the Master Servicer shall deliver to the Insurer all officer's certificates and reports required to be delivered under Sections 4.09 and 4.10 of the Sale and Servicing Agreement.

(e)  Access to Records, Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change or the reasonable belief of the Insurer that a Material Adverse Change has occurred, the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

(i)  to inspect the books and records of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller as such books and records may relate to the Securities, the obligations of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller under the Transaction Documents and the Transaction;

(ii)  to discuss the affairs, finances and accounts of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller with the appropriate representatives of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, as the case may be; and

(iii)  to discuss the affairs, finances and accounts of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller with the Master Servicer's, the Administrator's, the Depositor's, the Issuer's or the Seller's independent accountants, provided that an officer of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller. The books and records of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall be maintained at the respective address of such party designated herein for receipt of notices, unless such party shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

(f)  Notice of Material Events. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall be obligated (which obligation shall be satisfied as to each if performed by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller) promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

(i)  the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding by or against the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller that (A) could reasonably be expected to be required to be disclosed to the Commission or (B) could reasonably be expected to result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller;

(ii)  the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, which, would have a material adverse effect on the Administrator, the Depositor, the Insurer, the Issuer, the Master Servicer, the Owners or the Seller;

(iii)  any change in the location of the Administrator's, the Depositor's, the Issuer's, the Master Servicer's or the Seller Location or any change in the location of the Administrator's, the Depositor's, the Issuer's, the Master Servicer's or the Seller books and records;

(iv)  the occurrence of any Default or Event of Default or Master Servicer Default or Administrator Default or TERI Trigger Event or of any Material Adverse Change;

(v)  the commencement of any proceedings by or against the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller or any of its or their assets; or

(vi)  the receipt of notice that (A) the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller is being placed under additional regulatory supervision, and such additional regulatory supervision may result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, (B) the Depositor is being placed under regulatory supervision, (C) any license, permit, charter, registration or approval material for the conduct of the Administrator's, the Depositor's, the Issuer's, the Master Servicer's or the Seller's business is to be or may be suspended or revoked, or (D) the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller is to cease and desist any practice, procedure or policy employed by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller.

(g)  Financing Statements and Further Assurances. The Master Service will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Trust Estate. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, each of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller agrees to cooperate with S&P, Fitch and Moody's in connection with any review of the Transaction that may be undertaken by S&P, Fitch or Moody's after the date hereof and to provide all information reasonably requested by S&P, Fitch or Moody's.

(h)  Maintenance of Licenses. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

(i)  Redemption of Securities. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall instruct the Indenture Trustee, upon redemption or payment of all of the Securities pursuant to the Indenture or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or payment of all of the Securities, to surrender the Policy to the Insurer for cancellation.

(j)  Disclosure Document.  Each Offering Document delivered with respect to the Securities shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(k)  Servicing of Student Loans.  The Master Servicer shall perform such actions with respect to the Student Loans as are required by or provided in the Sale and Servicing Agreement. The Master Servicer will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

(l)  Maintenance of Trust.  On or before each April 30, beginning in 2004, so long as any of the Securities are outstanding, the Master Servicer shall furnish to the Insurer and the Indenture Trustee the legal opinion required under Section 11 .02(1)(2) of the Sale and Servicing Agreement. The Master Servicer will cause any necessary recordings or filings to maintain the interest of the Indenture Trustee in the Trust Estate.

(m)  Closing Documents.  The Administrator, the Master Servicer and the Seller shall provide or cause to be provided to the Insurer a closing transcript containing an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing. Upon the request of the Administrator, the Insurer, the Master Servicer and the Seller shall provide or cause to be provided to the Insurer a copy of each of the Transaction Documents on computer diskette, in a format acceptable to the Insurer.

(n)  Due Diligence.  Upon reasonable advance notice to the Master Servicer, the Insurer shall have the right, so long as any Securities remain outstanding, to conduct an annual review of the Master Servicer and the Sub-Servicers through reviews of the Student Loans and reviews of servicing practices; provided however, that a representative of the Master Servicer shall accompany the Insurer on any visit to a subservicer that is conducted as part of the Insurer’s annual review.  Such annual due diligence shall be conducted at the expense of the Insurer and in a reasonable manner convenient to the Master Servicer, the Sub-Servicers and the Insurer.

SECTION 2.03.  Negative Covenants of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a)  Impairment of Rights.  None of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (ii) of the definition of Material Adverse Change with respect to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Administrator, the Depositor, the Issuer, the Master Servicer or the Seller shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this Section 2.03(a).

(b)  Adverse Selection Procedure.  The Master Servicer and the Seller shall not use any adverse selection procedure in selecting Student Loans to be transferred to the Eligible Lender Trustee from the outstanding Student Loans that qualify under the Trust Agreement for inclusion in the Trust Estate.

(c)  Waiver, Amendments, Etc.  None of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer to such waiver, modification or amendment; provided however, that the consent of the Insurer shall not be required for any waiver, modification or amendment affecting the Group I Student Loans or the Group I Notes if such waiver, modification or amendment does not affect the Group II Student Loans or the Group II Notes or the Securities Insurer as evidenced by an Opinion of Counsel (who shall not be an employee of KBUSA or any of its Affiliates) stating that such waiver, modification or amendment does not affect the Group II Noteholders or the Securities Insurer, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes (without regard to the Group II Notes Guaranty Insurance Policy).

(d)  Student Loan Agreements; Charge-off Policy.  Except as otherwise permitted in the Sale and Servicing Agreement, the Issuer, the Master Servicer and the Seller and the Depositor shall not alter or amend any Student Loan, their respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be withheld unreasonably.

(e)  Subservicing Agreements.  The Master Servicer shall not enter into any new Subservicing Agreement or appoint any new Sub-Servicer to service any of the Group II Student Loans or the Group II Subsequent Student Loans without the prior written consent of the Insurer; with the exception that the Master Servicer may enter into new Subservicing Agreements with AFSA, Nelnet or USA Education or may appoint AFSA, Nelnet or USA Education as new Sub-Servicers.

SECTION 2.04.  Representations, Warranties and Covenants of Eligible Lender Trustee. The Eligible Lender Trustee represents and warrants to, as of the Date of Issuance, and covenants with the other parties hereto as follows:

(a)  Due Organization and Qualification.  The Eligible Lender Trustee is a national banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Eligible Lender Trustee is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b)  Due Authorization.  The execution, delivery and performance of the Transaction Documents by the Eligible Lender Trustee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Eligible Lender Trustee's stockholders, which have not previously been obtained or given.

(c)  Noncontravention.  None of the execution and delivery of the Transaction Documents by the Eligible Lender Trustee, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

(i)  conflicts with or results in any breach or violation of any provision of the certificate or articles of incorporation or bylaws of the Eligible Lender Trustee or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Eligible Lender Trustee or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Eligible Lender Trustee;

(ii)  constitutes a default by the Eligible Lender Trustee under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Eligible Lender Trustee is a party or by which any of its properties, which are individually or in the aggregate material to the Eligible Lender Trustee, is or may be bound or affected; or

(iii)  results in or requires the creation of any lien upon or in respect of any assets of the Eligible Lender Trustee, except as contemplated by the Transaction Documents.

(d)  Legal Proceedings.  There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Eligible Lender Trustee or any of its subsidiaries, or any properties or rights of the Eligible Lender Trustee or any of its subsidiaries, pending or, to the Eligible Lender Trustee's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Eligible Lender Trustee.

(e)  Valid and Binding Obligations.  The Transaction Documents to which it is a party, when executed and delivered by the Eligible Lender Trustee, will constitute the legal, valid and binding obligations of the Eligible Lender Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Eligible Lender Trustee will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Eligible Lender Trustee, as applicable.

(f)  Compliance With Law, Etc.  No practice, procedure or policy employed, or proposed to be employed, by the Eligible Lender Trustee in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Eligible Lender Trustee that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Eligible Lender Trustee. The Eligible Lender Trustee is neither in breach of nor in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Eligible Lender Trustee is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Eligible Lender Trustee to perform its respective obligations under the Transaction Documents.

(g)  Transaction Documents.  Each of the representations and warranties of the Eligible Lender Trustee contained in the Transaction Documents is true and correct, and the Eligible Lender Trustee hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(h)  Compliance and Amendments.  The Eligible Lender Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Eligible Lender Trustee shall not agree to any amendment, supplement of or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent to such amendment or modification; provided however, that the consent of the Insurer shall not be required for any amendment, supplement of or modification affecting the Group I Student Loans or the Group I Notes if such proposed amendment, supplement or modification does not affect the Group II Student Loans or the Group II Notes or the Securities Insurer as evidenced by an Opinion of Counsel (who shall not be an employee of KBUSA or the Eligible Lender Trustee or any of their respective Affiliates) stating that such amendment, supplement or modification does not affect the Group II Noteholders or the Securities Insurer, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes (without regard to the Group II Notes Guaranty Insurance Policy).

SECTION 2.05.  Representations, Warranties and Covenants of Indenture Trustee.  The Indenture Trustee represents and warrants to, as of the Date of Issuance, and covenants with the other parties hereto as follows:

(a)  Due Organization and Qualification.  The Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Indenture Trustee is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b)  Due Authorization.  The execution, delivery and performance of the Transaction Documents by the Indenture Trustee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Indenture Trustee's stockholders, which have not previously been obtained or given.

(c)  Valid and Binding Obligations.  The Securities, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Securities) to which it is a party, when executed and delivered by the Indenture Trustee, will constitute the legal, valid and binding obligations of the Indenture Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Indenture Trustee will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Indenture Trustee, as applicable.

(d)  Compliance With Law, Etc.  To the best of the Indenture Trustee’s knowledge, no authorization, consent or approval of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery of the Indenture Trustee of this Insurance Agreement or any other Transaction Document or for the performance by the Indenture Trustee of its obligations hereunder or under any other Transaction Document. Neither the execution and delivery of this Insurance Agreement or any other Transaction Document nor the consummation of any of the transactions contemplated by this Insurance Agreement or the other Transaction Documents shall constitute or result in a violation of any of New York or Federal law, rule or regulation applicable to the Indenture Trustee.

(e)  Transaction Documents.  Each of the representations and warranties of the Indenture Trustee contained in the Transaction Documents is true and correct in all material respects (provided however, that the foregoing materiality qualifier shall not be applicable if the specific representation or warranty in the respective Transaction Document is already qualified as to materiality), and the Indenture Trustee hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(f)  Compliance and Amendments.  The Indenture Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Indenture Trustee shall not agree to any amendment to, supplement of or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent to such amendment or modification; provided however, that the consent of the Insurer shall not be required for any amendment, supplement of or modification affecting the Group I Student Loans or the Group I Notes if such amendment, supplement or modification does not affect the Group II Student Loans or the Group II Notes or the Securities Insurer as evidenced by an Opinion of Counsel (who shall not be an employee of KBUSA or the Indenture Trustee or any of their respective Affiliates) stating that such amendment, supplement or modification does not affect the Group II Noteholders or the Securities Insurer, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes (without regard to the Group II Notes Guaranty Insurance Policy).

ARTICLE III

THE POLICY; REIMBURSEMENT

SECTION 3.01.  Issuance of the Policy.  The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below and the issuance of the Policy shall be confirmation that all such conditions have been satisfied or waived by the Insurer:

(a)  Payment of Initial Premium and Expenses. The Insurer shall have been paid by the Depositor, the Indenture Trustee, the Issuer, the Master Servicer and the Seller, that portion of a nonrefundable Premium payable on the Date of Issuance, and the Depositor, the Issuer, the Master Servicer and the Seller shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.

(b)  Transaction Documents. The Insurer shall have received a fully executed copy of the Premium Letter and a copy of each of the Transaction Documents, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

(c)  Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the articles of association, limited liability company agreement and bylaws or other organizational documents, as applicable, of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller, (ii) the resolutions of the Administrator's, the Depositor's, the Master Servicer's and the Seller's Board of Directors or members, as applicable, authorizing the sale of the Student Loans and the execution, delivery and performance by the Administrator, the Depositor, the Master Servicer and the Seller of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Administrator, the Depositor, the Master Servicer and the Seller (which certificate shall state that such certificate or articles of incorporation, bylaws and resolutions or other organizational documents are in full force and effect without modification on the Date of Issuance).

(d)  Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Administrator, the Depositor, the Master Servicer and the Seller regarding the authority of the officers of the Administrator, the Depositor, the Master Servicer and the Seller to execute and deliver the Transaction Documents.

(e)  The Certificate of Trust of the Issuer. The Insurer shall have received a copy of the Certificate of Trust of the Issuer.

(f)  Representations and Warranties; Certificate. The representations and warranties of the Administrator, the Depositor, the Eligible Lender, the Indenture Trustee, the Issuer, the Master Servicer and the Seller set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Insurer shall have received a certificate of appropriate officers of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller to that effect.

(g)  Opinions of Counsel.

(i)  The law firm of Thompson Hine LLP shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate or other existence and authority of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller and the validity and enforceability of the Transaction Documents against such parties.

(ii)  The law firm of Thompson Hine LLP shall have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding the sale of the Student Loans and the tax treatment of payments on the Securities under federal tax laws.

(iii)  The Insurer shall have received an opinion of outside counsel, in form and substance acceptable to the Insurer and its counsel, regarding the corporate or other existence and authority of the Indenture Trustee and Eligible Lender Trustee and the validity and enforceability of the Transaction Documents against such parties.

(iv)  The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Insurer.

(h)  Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders or members, as applicable, of the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller, required in connection with the Transaction.

(i)  No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

(j)  Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(k)  Issuance of Ratings. The Insurer shall have received confirmation that the risk insured by the Policy constitutes at least an investment grade risk by S&P and Moody's and that the Securities, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's and will be given a “shadow rating” of A- by S&P and A3 by Moody’s.

(l)  No Default. No Default or Event of Default shall have occurred.

(m)  Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

(n)  Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Securities conform to the terms of the Transaction Documents.

(o)  Compliance With Premium Letter. All other terms, conditions and requirements of the Premium Letter shall have been satisfied.

(p)  Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Securities shall have been satisfied.

(q)  Underwriting Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriters pursuant to the Underwriting Agreement.

SECTION 3.02.  Payment of Fees and Premium.

(a)  Legal and Accounting Fees. The Depositor, the Issuer, the Master Servicer, and the Seller shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy and any fees of the Insurer's auditors in accordance with the terms of the Premium Letter. Any fees of the Insurer's auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by the Depositor, the Issuer, the Master Servicer and the Seller on demand.

(b)  Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Issuer and (ii) in the case of Premium due after the Date of Issuance, from the Issuer pursuant to the terms of Indenture. For purposes of the Indenture and the Sale and Servicing Agreement, the term "Premium Percentage" shall have the meaning set forth in Article I hereof. The Premium shall be calculated in accordance with the Premium Letter for the amount due on or before the Date of Issuance and for the amount due on each Distribution Date. The Premium paid hereunder or under the Indenture shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. The Depositor, the Indenture Trustee, Master Servicer and the Seller shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Depositor, the Indenture Trustee, the Master Servicer and the Seller.

SECTION 3.03.  Reimbursement and Additional Payment Obligation.

(a)  In accordance with Section 5.04 of the Indenture or Section 5.05 of the Sale and Servicing Agreement, the Insurer shall be entitled to reimbursement from the Issuer for any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(b)  Notwithstanding anything in Section 3.03(a) to the contrary, the Master Servicer and the Seller agree to reimburse the Insurer as follows: (i) from the Seller, for payments made under the Policy arising as a result of the Seller's failure to repurchase any Student Loan required to be repurchased pursuant to the KBUSA Student Loan Transfer Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) from the Master Servicer, for payments made under the Policy, arising as a result of (A) the Master Servicer's failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Sale and Servicing Agreement or (B) the Master Servicer's failure to repurchase any Student Loan required to be repurchased under the Sale and Servicing Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(c)  The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, or (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed; costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in clause (ii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents.

(d)  The Administrator, the Depositor, the Issuer, Master Servicer and the Seller, agree to pay to the Insurer as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case payable to the Insurer at the Late Payment Rate per annum.

(e)  The Administrator, the Depositor, the Issuer, the Master Servicer and the Seller agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, respectively, including, without limitation, any amounts payable by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller pursuant to the Securities or any other Transaction Documents.

(f)  Following termination of the Indenture after the Master Servicer exercises its option under Section 9.01 (a) of the Sale and Servicing Agreement, the Master Servicer agrees to reimburse the Insurer for any Insured Payments required to be made pursuant to the Policy subsequent to the date of such termination.

(g)  All such amounts are to be immediately due and payable without demand.

SECTION 3.04.  Indemnification; Limitation of Liability.

(a)  In addition to any and all of the Insurer's rights of reimbursement, indemnification, subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, the Administrator, the Depositor, the Issuer, the Master Servicer, the Seller and any successors thereto agree, jointly and severally, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the breach by the Depositor, the Issuer, the Master Servicer or the Seller of any of the representations or warranties contained herein or arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i)  any omission or action in connection with the offering, issuance, sale or delivery of the Securities by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, other than by reason of false or misleading Insurer Information (as defined below);

(ii)  the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller in connection with any transaction arising from or relating to the Transaction Documents;

(iii)  the violation by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

(iv)  the violation by the Administrator, the Depositor, the Seller or the Master Servicer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Securities or the transactions contemplated by the Transaction Documents;

(v)  the violation by the Administrator, the Depositor, the Seller or the Master Servicer of any federal or state laws, rules or regulations relating to the Transaction, including without limitation the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Student Loans;

(vi)  the breach by the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller of any representation, warranty or covenant under any of the Transaction Documents to which it is a party or in any certificate or report furnished or delivered to the Insurer thereunder or the occurrence, in respect of the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, under any of the Transaction Documents of any “event of default” or any event which, with the giving of notice or the lapse of time or both, would constitute any “event of default”;

(vii)  any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any amendment or supplement thereto or in any preliminary offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information set forth in the Offering Document under the caption "THE GROUP II NOTES GUARANTY INSURANCE POLICY AND THE SECURITIES INSURER," or in the financial statements of the Insurer, including any information in any amendment or supplement to the Offering Document furnished by the Insurer in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as "Insurer Information"); or

(b)  The Seller agrees to indemnify the Indenture Trustee and the Insurer for any and all Liabilities incurred by the Issuer and the Insurer due to any claim, counterclaim, rescission, setoff or defense asserted by an Obligor under any Student Loan subject to the Federal Trade Commission regulations provided in 16 C.F.R. Part 433.

(c)  In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Eligible Lender Trustee agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities and Exchange Act of 1934, as amended, from and against any and all claims, Liabilities or obligations whatsoever of any nature arising out of the breach by the Eligible Lender Trustee of any of its obligations under this Insurance Agreement or any other Transaction Document to which the Eligible Lender Trustee is a party.

(d)  If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which the indemnity provided in Section 3.04(a), (b) or (c) may be sought from the Depositor, the Eligible Trustee, the Issuer, the Master Servicer or the Seller (each, an “Indemnifying Party”) hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing (provided however, that failure to give such notification shall not affect the indemnification provided hereunder), and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party and shall be reasonably satisfactory to the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (d), the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any loss or liability by reason of such settlement or judgment.

(e)  To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section 3.04), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)  Each indemnity and contribution provision of this Section 3.04 shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of the reasons set forth in this Section and until all suits filed as a result thereof have been finally concluded.

SECTION 3.05.  Payment Procedure.  In the event of any payment by the Insurer, the Eligible Lender Trustee, the Indenture Trustee, the Administrator, the Depositor, the Issuer, the Master Servicer and the Seller agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due until the date payment, including applicable interest, is received by the Insurer in accordance with this Section 3.05.

ARTICLE IV

FURTHER AGREEMENTS

SECTION 4.01.  Effective Date; Term of the Insurance Agreement.  This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller or from any other source under the Transaction Documents and all amounts payable under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 4.06 hereof shall survive any termination of this Insurance Agreement.

SECTION 4.02.  Further Assurances and Corrective Instruments.

(a)  Excepting at such times as a default in payment under the Policy shall have occurred and be continuing, none of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer to such waiver, and any such waiver without the prior written consent of the Insurer to such waiver shall be null and void and of no force or effect; provided however, that the consent of the Insurer shall not be required for any waiver affecting the Group I Student Loans or the Group I Notes if such waiver does not affect the Group II Student Loans or the Group II Notes or the Securities Insurer as evidenced by an Opinion of Counsel (who shall not be an employee of KBUSA, the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer or the Master Servicer or any of their respective Affiliates) stating that such waiver does not affect the Group II Noteholders or the Securities Insurer, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes (without regard to the Group II Notes Guaranty Insurance Policy)..

(b)  To the extent permitted by law, the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer and the Seller agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may request and as may be required in the Insurer's judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement and the other Transaction Documents.

SECTION 4.03.  Obligations Absolute.

(a)  The obligations of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer and the Seller hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of

(i)  any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Securities or the Policy;

(ii)  any exchange or release of any obligations hereunder;

(iii)  the existence of any claim, setoff, defense, reduction, abatement or other right that the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller may have at any time against the Insurer or any other Person;

(iv)  any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)  any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

(vi)  any failure of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller to receive the proceeds from the sale of the Securities; or

(vii)  any breach by the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller of any representation, warranty or covenant contained in any of the Transaction Documents.

(b)  The Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer, the Seller and any and all others who are now or may become liable for all or part of the obligations of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c)  Nothing herein shall be construed as prohibiting the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

SECTION 4.04.  Assignments; Reinsurance; Third-party Rights.

(a)  Any Person (a) into which Key Bank USA, National Association may be merged or consolidated, (b) which may result from any merger or consolidation to which Key Bank USA, National Association shall be a party or (c) which may succeed to the properties and assets of Key Bank USA, National Association substantially as a whole, shall be the successor to Key Bank USA, National Association without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that Key Bank USA, National Association hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following:  (i) the surviving entity, as the case may be, if other than Key Bank USA, National Association (or affiliate thereof), executes an agreement of assumption to perform every obligation of Key Bank USA, National Association under this Agreement and the Transaction Documents, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to this Agreement or any other Transaction Document shall have been breached and no Administrator Default or Master Servicer Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default or Master Servicer Default shall have occurred and be continuing, (iii) the surviving entity if other than Key Bank USA, National Association (or an affiliate thereof) shall have delivered to the Securities Insurer, the Swap Counterparty, Eligible Lender Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and all other requirements of any of the Transaction Documents and that all conditions precedent, if any, provided for in this Agreement or any other Transaction Document relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving entity shall have a consolidated net worth at least equal to that of the predecessor Key Bank USA, National Association, (v) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the holders of the Group II Notes or the Insurer and (vi) unless Key Bank USA, National Association (or affiliate thereof) is the surviving entity, Key Bank USA, National Association shall have delivered to the Securities Insurer, the Swap Counterparty, the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans and the Collection Accounts and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

(b)  This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as permitted by clause (a) above, none of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller may assign (including by merger or change of control with respect to any such Person) its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer.  Provided, however, that the consent of the Insurer shall not be required in connection with the assignment by Key Bank USA, National Association, as Master Servicer and/or Administrator, of its rights and duties hereunder in the event that Key Bank USA, National Association, as Master Servicer and/or Administrator, assigns its rights and obligations as Master Servicer and/or as Administrator under the Sale and Servicing Agreement in accordance with the terms of Sections 6.09 and/or 7.05, as the case may be, of the Sale and Servicing Agreement.  Any assignment made in violation of this Insurance Agreement shall be null and void.

(c)  The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

(d)  In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

(e)  Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any other amounts paid by the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller pursuant to Section 3.02, 3.03 or 3.04 hereof.

(f)  The Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer and the Seller,  agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture, the Sale and Servicing Agreement and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.

SECTION 4.05.  Liability of the Insurer.  Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

SECTION 4.06.  Parties Will Not Institute Insolvency Proceedings.  So long as this Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Depositor or the Issuer.

SECTION 4.07.  Administrator, Depositor, Eligible Lender Trustee, Indenture Trustee, Issuer, Master Servicer and Seller To Join in Enforcement Action.  To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Student Loan, the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer and the Seller agree to join in any action initiated by the Issuer or the Insurer for the protection of such right or exercise of such remedy.

SECTION 4.08.  Subrogation.  To the extent of any payments under the Policy, the Insurer shall be fully subrogated to any remedies against the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller or in respect of the Student Loans available to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture. The parties further acknowledge that to the extent of any payments made by the Insurer pursuant to the Policy, the Insurer shall be fully subrogated to the extent of such payments and any interest due thereon to the rights of the Class II-A-1 and Class II-A-2 Noteholders to any money paid or payable in respect of the Class II-A-1 and Class II-A-2 Notes under the Transaction Documents or otherwise subject to applicable law. The Indenture Trustee acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Insurer and to take such reasonable actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Transaction Documents.

ARTICLE V

DEFAULTS; REMEDIES

SECTION 5.01.  Defaults.  The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)  any representation or warranty (other than a representation or warranty for which the specified remedy for breach is the repurchase of the Student Loans, provided that the required repurchase has occurred) made by the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect;

(b)  (i) the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller shall fail to pay when due any amount payable by the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Transaction Document is not valid and binding on the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller;

(c)  the occurrence and continuance of an "Event of Default" under the Indenture, as defined therein.

(d)  any failure on the part of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller, as applicable, by the Insurer (with a copy to the Eligible Lender Trustee and the Indenture Trustee) or by the Eligible Lender Trustee or the Indenture Trustee (with a copy to the Insurer);

(e)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

(f)  the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller or of or relating to all or substantially all of the property of either;

(g)  the Administrator, the Depositor, the Issuer, the Master Servicer or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(h)  the occurrence and continuance of a "Master Servicer Default" or an “Administrator Default" under the Sale and Servicing Agreement as defined herein;

(i)  the failure of the Seller to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions; or

(j)  upon the payment of an Insured Payment (as defined in the Policy).

SECTION 5.02.  Remedies; No Remedy Exclusive.

(a)  Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

(i)  exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Indenture Trustee or the Eligible Lender Trustee to exercise such remedies in accordance with the terms of the Transaction Documents; or

(ii)  take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer or the Seller under the Transaction Documents.

(b)  Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

SECTION 5.03.  Waivers.

(a)  No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b)  The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Administrator, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer and the Seller. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.  Amendments, Etc.  This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Master Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Indenture Trustee, the Eligible Lender Trustee, S&P, Fitch and Moody's. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

SECTION 6.02.  Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

(a)

To the Insurer:

AMBAC Assurance Corporation

One State Street Plaza

NY, NY 10004

Attention:

Consumer Asset Backed Securities Department -- Student

Loans

Telecopy No.: (212) 363-1459

Confirmation: (212) 668-0340

(in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the

Insurer and shall be marked to indicate "URGENT MATERIAL

ENCLOSED.")

(b)

To the Seller:

Key Bank USA, National Association

4th Floor

800 Superior Avenue

Cleveland, OH 44114

Attention:

Key Education Resources,

KeyCorp Student Loan Trust 2002-A

Telecopy No.: (216) 828-9301

Confirmation: (212) 828-9342

(c)

To the Master Servicer:

Key Bank USA, National Association

4th Floor

800 Superior Avenue

Cleveland, OH 44114

Attention:

Key Education Resources,

KeyCorp Student Loan Trust 2002-A

Telecopy No.: (216) 828-9301

Confirmation: (212) 828-9342

(d)

To the Eligible Lender Trustee:

Bank One, National Association

Suite 1L1-0126

1 Bank One Plaza

Chicago, IL 60670

Attention: Corporate Trust Administration

Telecopy No.: (312) 407-1708

Confirmation: (312) 407-0192

(e)

To the Depositor:

Key Consumer Receivables LLC

Key Tower

127 Public Square

Cleveland, OH 44114

(f)

To the Indenture Trustee:

JPMorgan Chase Bank

14th Floor

450 West 33rd Street

New York, NY 10001

Attention: Structured Finance Institution Trust Service

Telecopy No.: (212) 946-8302

Confirmation:

(g)

To the Administrator:

Key Bank USA, National Association

4th Floor

800 Superior Avenue

Cleveland, OH 44114

Attention:

Key Education Resources,

KeyCorp Student Loan Trust 2002-A

Telecopy No.: (216) 828-9301

Confirmation: (212) 828-9342

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

SECTION 6.03.  Severability.  In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

SECTION 6.04.  Governing Law.  THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.

SECTION 6.05.  Consent to Jurisdiction.

(a)  The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final nonappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b)  To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c)  Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.

SECTION 6.06.  Consent of the Insurer.  In the event that the consent of the Insurer is required under any of the Transaction Documents, the Insurer shall not unreasonably withhold its consent except that the determination whether to grant or withhold any such consent required under Article VIII of the Sale and Servicing Agreement or Article V of the Indenture or Section 3.10 of the Indenture shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

SECTION 6.07.  Counterparts.  This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

SECTION 6.08.  Headings.  The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer tithe corresponding Articles and Sections of this Insurance Agreement.

SECTION 6.09.  Trial by Jury Waived.  Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

SECTION 6.10.  Limited Liability.  No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

SECTION 6.11.  Entire Agreement.  The Transaction Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any prior written or oral agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Insurance AGREEMENT, ALL as of the day and year first above mentioned.

AMBAC ASSURANCE CORPORATION

By:

Name:

Title:

KEY BANK USA, NATIONAL

ASSOCIATION, as Master Servicer

By:

Name:

Title:

KEY BANK USA, NATIONAL

ASSOCIATION, as Seller

By:

Name:

Title:

KEY CONSUMER RECEIVABLES LLC, as Depositor

By:

Name:

Title:

KEY BANK USA, NATIONAL

ASSOCIATION, as Administrator

By:

Name:

Title:

KEYCORP STUDENT LOAN TRUST 2002-A, as Issuer

By

Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the Issuer

By:

Name:

Title:

BANK ONE, NATIONAL ASSOCIATION, as Eligible Lender Trustee

By:

Name:

Title:

JPMORGAN CHASE BANK, as Indenture Trustee

By:

Name:

Title:

KEYCORP STUDENT LOAN TRUST 2002-A, as Issuer

By

Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the Issuer

By:

Name:

Title:

BANK ONE, NATIONAL ASSOCIATION, as Eligible Lender Trustee

By:

Name:

Title:

JPMORGAN CHASE BANK, as Indenture Trustee

By:

Name:

Title: